Exhibit J

<Disclaimer>

This English version is provided for the purpose of reference only. If there is a difference of interpretation between the original Korean text and this English version, the Korean text shall prevail.

The Articles of Incorporation of the Korea Development Bank

Chapter I. General Provisions

Chapter II. Capital and Shares

Chapter III. General Meeting of Shareholders

Chapter IV. Officers and Board of Directors

Chapter V. Operations

Chapter VI. Industrial Finance Bonds

Chapter VII. Accounting

Chapter VIII. Miscellaneous

Addenda

The Articles of Incorporation of the Korea Development Bank

Made on February 16, 1954

Amended on August 20, 1954

Amended on February 21, 1959

Amended on March 16, 1962

Amended on October 14, 1963

Amended on January 14, 1969

Amended on July 1, 1969

Amended on May 19, 1970

Amended on September 24, 1970

Amended on March 10, 1971

Amended on February 28, 1973

Amended on March 14, 1973

Amended on September 24, 1974

Amended on March 25, 1975

Amended on April 26, 1976

Amended on August 8, 1977

Amended on September 16, 1977

Amended on January 23, 1978

Amended on April 15, 1978

Amended on May 25, 1979

Amended on May 7, 1980

Amended on November 16, 1981

Amended on January 19, 1982

Amended on March 11, 1982

Amended on August 1, 1983

Amended on April 20, 1984

Amended on December 30, 1985

Amended on February 15, 1989

Amended on June 4, 1990

Amended on July 13, 1993

Amended on May 3, 1995

Amended on November 29, 1997

Amended on December 24, 1998

Amended on April 1, 2002

Amended on May 18, 2006

Amended on March 19, 2007

Amended on January 22, 2008

Amended on May 14, 2008

Amended on August 13, 2009

Chapter I. General Provisions

Article 1. (Incorporation and Name)

This bank shall be incorporated under the “Korea Development Bank Act”, and the name of this bank shall be the Korea Development Bank (the “KDB”).

Article 2. (Purpose)

The purpose of the KDB is to furnish funds etc. and other business performances in order to expedite the expansion of the national economy and to fulfill the privatization process of this bank.

Article 3. (Establishment of Head Office, Branches, Etc.)

(1) The KDB shall have its head office in Seoul Metropolitan City.

(2) The KDB may set up branches, agencies, and other places or offices of business in such localities as are necessary for its operations.

Article 4. (Revision of Articles of Incorporation)

Any revision of the Articles of Incorporation of the KDB shall be made subject to the approval of the Financial Services Commission after the resolution of the Board of Directors and the General Meeting of Shareholders.

Article 5. (Method of Public Notice)

(1) Public notice of the KDB shall be published in the Korean Economic Daily, which printed in Seoul Metropolitan City. provided, however, that when the notice is unable to be published due to any unavoidable reasons, it shall be published in the Maeil Daily Newspaper, which is printed in the Seoul Metropolitan City.

(2) Notwithstanding Paragraph (1), the public notice of the financial statements under Paragraph (5) of Article 61 may be published in electronic document via the Internet homepage of the Korea Federation of Banks.

Chapter II. Capital and Shares

Article 6. (Total Number of Authorized Shares to be Issued, Etc.)

(1) The total number of shares to be issued by the KDB shall be 3,000,000,000 shares, and the par value per share shall be 5,000 Korean Won (KRW).

(2) The total number of shares initially issued by the KDB shall be 1,928,372,235 shares.

Article 7. (Type of Shares and Share Certificates)

(1) The shares of the KDB shall be classified as registered common shares and registered preferred shares, which shall be issued by the resolution of the General Meeting of Shareholders.

(2) The share certificates shall be issued in eight (8) denominations of one (1), five (5), ten (10), fifty (50), hundred (100), five hundred (500), thousand (1,000), and ten thousand (10,000) shares per certificate.

(3) The KDB may split or merge share certificates at the request of shareholders.

(4) The KDB shall not issue share certificates for whole or a part of shares owned by a shareholder if such shareholder declares the KDB not to receive share certificates corresponding to the proportion of the share that belong to the shareholder.

Article 8. (Number and Description of Preferred Shares)

(1) Preferred shares to be issued by the KDB shall be non-voting, and the number thereof shall not exceed one quarter (1/4) of the total number of issued and outstanding shares.

(2) The dividends on preferred shares shall be no less than zero point three percent (0.3%) per annum of the standard of par value and the rate thereof shall be determined by the General Meeting of Shareholders at the time of issuance.

(3) Preferred shares may be participating or non-participating, and accumulating or non-accumulating by the resolution of the General Meeting of Shareholders.

(4) If a resolution not to distribute dividends on preferred shares is adopted, then the preferred shares shall be deemed to have voting rights from the next General Meeting of Shareholders immediately following the General Meeting of Shareholders at which such resolution not to distribute dividends on preferred shares is adopted, to the end of the General Meeting of Shareholders at which a resolution to distribute dividends on such preferred shares is adopted.

(5) In the event the KDB increases its capital by the offer of shares and issue of bonus shares or the KDB offers share dividend, the new shares to be assigned to preferred shares shall be common shares in the case of the offer of shares and shall be the shares of the same type in the case of the bonus issue of shares or the share dividend.

(6) The duration of preferred shares shall be determined by the resolution of the General Meeting of Shareholders. If there is any duration of preferred shares, such duration shall be no less than one (1) year and within fifty (50) years from the date of issuance, and such period of duration shall be determined by the General Meeting of Shareholders at the time of issuance. Preferred shares shall be converted into common shares upon the expiration of the duration period; provided, however, that if the holders of the preferred shares do not receive dividends entitled to them during the duration period, then the duration period shall be extended until such holders receive in full the dividends to which they are entitled.

(7) Article 14 shall apply mutatis mutandis with respect to the distribution of dividends for new shares issued upon conversion.

Article 9. (Convertible shares)

(1) Where the KDB issues preferred shares, it may issue shares that are convertible into common shares pursuant to the resolution of the General Meeting of Shareholders.

(2) The issue price of the new shares issued upon conversion shall be equal to the issue price of the convertible shares prior to conversion, and the number of shares to be issued upon conversion shall be equal to the number of preferred shares prior to conversion.

(3) The conversion period shall be determined by a resolution of the General Meeting of Shareholders and shall be a period that commences not earlier than one (1) year, and ends no later than ten (10) years, from the issue date.

(4) Article 12 shall apply, mutatis mutandis, with respect to the distribution of dividends for the new shares issued upon conversion.

Article 10. (Redeemable Shares)

(1) When the KDB issues preferred shares, pursuant to the resolution of the General Meeting of Shareholders, the KDB may issue such preferred shares as redeemable shares that can be amortized by the profit of the KDB at the KDB’s or the shareholders’ discretion.

(2) The redemption price shall be the “issue price + additional amount,” where the additional amount shall be determined by a resolution of the General Meeting of Shareholders at the time of issuance of such redeemable shares, considering various factors such as the dividend rate, market condition and general circumstances related to the issuance of such redeemable shares.

(3) The redemption period for the redeemable shares shall be a period falling between (i) the day following the close of the Ordinary General Meeting of Shareholders for the fiscal year in which the redeemable shares were issued and (ii) one (1) month after the close of the Ordinary General Meeting of Shareholders for the fiscal year in which the 50th anniversary of the issue date falls, as determined by a resolution of the General Meeting of Shareholders; provided, however, that the KDB may redeem whole or a part of the redeemable shares in accordance with the relevant statutes prior to the last date of redemption.

(4) Where the redeemable shares which are required to be redeemed upon the expiration of the redemption period, to the extent that any one of the following conditions has occurred and remains outstanding, the redemption period shall be extended until such conditions have been resolved:

1. The holders of the redeemable shares did not receive the preferential dividends to which they are entitled; or

2. The KDB is unable to redeem the redeemable shares during the redemption period due to lack of sufficient profits.

(5) KDB may redeem the redeemable shares in whole at once or in part in installments; provided that, if the KDB is redeeming the redeemable shares in part, the KDB may select the shares to be redeemed by lottery, or proportionally among each holder, and fractional shares resulting from proportional redemption shall not be redeemed.

(6) If the KDB intents to redeem the redeemable share, the KDB shall provide public notice specifying its intention to redeem, the redeemable shares to be redeemed and the fact that the share certificates must be presented to the KDB within a period of no less than one (1) month. The KDB must separately provide notice to the shareholders registered in the KDB’s registry of shareholders and the registered pledgees. Upon the expiration of the period mentioned above, the KDB shall mandatorily redeem the redeemable shares.

(7) At the time of issuance of redeemable shares, the KDB may, pursuant to a resolution of the General Meeting of Shareholders, issue the redeemable shares as convertible shares as prescribed in Article 9 hereof.

Article 11. (Preemptive Rights)

(1) The shareholders of the KDB shall have preemptive rights to subscribe for new shares to be issued by the KDB in proportion to their respective shareholdings.

(2) Notwithstanding the provision of Paragraph (1) above, the KDB may allocate new shares to persons other than existing shareholders of the KDB, upon a resolution of the General Meeting of Shareholders, in any of the following instances:

1. Where new shares are preferentially allocated to the members of the Employee Share Ownership Association in accordance with the relevant statutes;

2. Where new shares are issued as a result of the issuance of depositary receipts (“DR”) in accordance with the relevant statutes;

3. Where new shares are issued due to the capital contribution by the Government or the Korea Deposit Insurance Corporation;

4. Where new shares are issued to foreign and/or domestic financial institutions, etc., as is deemed necessary for the management or operations, such as, introduction of advanced financial technology, improvement of financial structure and strategic business coalition, etc.

(3) The total number of shares to be issued under Subparagraphs 2 through 4 of Paragraph (2) shall be to the extent not exceeding fifty percent (50%) of each of the total number of issued and outstanding shares, and the type and total number of shares to be issued and the issue price, etc. shall be determined by a resolution of the General Meeting of Shareholders.

(4) In the case a shareholder waives or loses the preemptive right to subscribe new shares, those shares not subscribed due to such waiver or loss of the preemptive right shall be disposed by a resolution of the General Meeting of Shareholders.

Article 12. (Issuance Date of New Shares for the Purpose of Dividends)

In case the KDB issues new shares through a offering, bonus issue, and/or share dividend, the new shares shall be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year during which the new shares are issued for the purpose of distribution of dividends for such new shares.

Article 13. (Amortization of Shares)

(1) The KDB may, to the extent of dividends to be distributed to the shareholders, amortize shares upon the resolution of the General Meeting of Shareholders.

(2) Amortization of the shares under the Paragraph (1) shall be effectuated by means of acquisition of the KDB’s shares by the KDB.

Article 14. (Report of Holder of Right)

(1) Shareholders, registered pledgees or their legal representatives shall file their names, addresses, and seals or signatures with the KDB, and in case of making any amendment, the same procedure shall require, provided, however, that the legal representative shall report any documents that prove his/her qualification.

(2) Where any one under Paragraph (1) who resides in a foreign country should report appointed agents and the addresses in Korea to which notices are to be sent.

(3) The KDB shall not be liable to any damages arising out of delay in reporting under Paragraphs (1) and (2) above.

Article 15. (Change of Shareholders Names, Etc.)

(1) When any person applies for a transfer of the KDB shareholders names, he/she shall present to the KDB an application form executed in such a manner as the KDB directs and the following documents shall be attached with the application, and the KDB may delegate a transfer agent to carry out entry of shareholder changes and any related administrative tasks.

1. If shares were acquired by assignment, share certificate(s).

2. If shares were acquired by an inheritance, a bequest, an execution of judgment, a merger of companies or any reasons other than assignment, share certificate(s) and any documents proving causes of acquisition of such shares.

(2) When any person applies for the registration of establish/transfer of a right of pledge of the KDB shares and recordation of a trust created on the shares, he/she shall present to the KDB an application form executed in such a manner as the KDB directs with share certificates. When request for such registration of transfer or cancellation of recordation is made, the same will apply.

(3) When the KDB receives the request of Paragraphs (1) and (2), such request shall be entered in the shareholders’ list and then after certifying on the back of share certificates it shall be returned to the requester.

(4) When any person applies for re-issuance of share certificates, he/she shall present to the KDB an application form executed in such manner as the KDB directs with the following documents:

1. When the share certificate is lost, an original or certified transcript of judgment of nullification;

2. When the share certificate is defaced, such share certificate; provided, however, that Subparagraph 1 shall apply, mutatis mutandis, when such contamination is so obvious that the genuineness of the share certificates is difficult to discern .

(5) The KDB may charge the applicant a certain amount of fee for any change of the shareholders’ names appeared on the registry of shareholders, registration and cancellation of establish/transfer of a right of pledge, or recordation of a trust created on the shares and re-issuance of share certificates are/is made.

Article 16. (Close of Shareholders’ Registry and Record Date)

(1) The KDB shall suspend entries of alteration of the shareholders’ registry from the 1st of January to 31st of January of each year.

(2) The shareholders, registered in the shareholders’ registry of December 31 of each fiscal year, shall be entitled to exercise the rights as shareholders at the Ordinary General Meeting of Shareholders for such fiscal year.

(3) The KDB may, if necessary for convening of an Extraordinary General Meeting of Shareholders or any other necessary cases, suspend any entry into the shareholders’ registry with respect to shareholders’ rights for a period not exceeding three (3) months as determined by a resolution of the Board of Directors, or cause the shareholders whose names appear in the shareholders’ registry on a record date set by a resolution of the Board of Directors to exercise their rights as shareholders. If the Board of Directors deems it necessary, the KDB may suspend any entry into the shareholders’ registry and set the record date at the same time. The KDB shall give at least two (2) weeks prior notice to the public.

Chapter III. General Meeting of Shareholders

Article 17. (Types of General Meetings)

(1) The General Meeting of Shareholders shall be the Ordinary General Meeting of Shareholders and the Special General Meeting of Shareholders.

(2) The Ordinary General Meeting of Shareholders shall be held within three (3) months after the end of each fiscal year, and the Extraordinary General Meeting of Shareholders may be convened at any time deemed necessary.

Article 18. (Convening of General Meeting)

(1) Unless otherwise prescribed by statutes, the President shall convene the General Meeting of Shareholders in accordance with a resolution by the Board of Directors. If the President is unable to perform his/her duties due to unavoidable reasons, Paragraph (3) of Article 26 shall apply mutatis mutandis.

(2) When the General Meeting of Shareholders is convened, a written or electronic notice which states date, time, place of the meeting and the purposes of the meeting shall be sent to all shareholders at least two (2) weeks prior to the date set for the meeting. However, the (2 weeks) period stated herein may be shortened in the event that all shareholders unanimously agree thereto.

(3) The General Meeting of Shareholders shall be convened in the city where the head office is located or any other places adjacent thereto as required.

Article 19. (Chairman)

The President shall be the Chairman of the General Meeting of shareholders, and if the President is unable to perform his/her duties due to unavoidable reasons, Paragraph (3) of Article 26 shall apply mutatis mutandis.

Article 20. (Voting Rights)

Each shareholder shall have one (1) vote for each share he/she owns.

Article 21. (Exercise of Voting Right by Proxy)

(1) Any shareholder may exercise his/her voting rights by proxy.

(2) With respect to the proxy referred to this Paragraph (1) hereof, the written documents (i.e. power of attorney) evidencing his/her authority to act as proxy shall be submitted to the KDB before the opening of the General Meeting of Shareholder.

Article 22. (Exercise of Voting Right in Writing)

(1) Where the Board of Directors’ resolution for the purposes of convening the General Meeting of Shareholders determines to have voting in writing, shareholders may exercise their voting rights in writing in lieu of attending the meeting of shareholders.

(2) With the notice of convention of the General Meeting of Shareholders of Paragraph (1), the KDB shall enclose the form(s) and reference information necessary for shareholders to exercise their voting shares.

(3) A shareholder who wishes to exercise his/her voting rights by writing shall fill in the form(s) referred to in this Paragraph (2) above, as required, and shall submit the said form(s) to the KDB no later than the day immediately preceding the convening date of that meeting.

Article 23.(Method of Adoption of Resolution of General Meeting of Shareholders)

Except as otherwise required by the applicable statutes, all resolutions of the General Meeting of Shareholders shall be adopted by the affirmative votes of the majority of voting rights of shareholders present and not less than one fourth ( 1/4) of the total number of issued and outstanding shares (of the KDB).

Article 24.(Minutes of General Meetings of Shareholders)

The substance of the course of the proceedings of the General Meeting of Shareholders and the results thereof shall be recorded in the minutes, after being affixed with the names and seal impressions or signatures of the Chairman and the Directors present.

Chapter IV. Officers and Board of Directors

Article 25. (Officers)

(1) The KDB shall have no less than nine (9) Executive Directors including the one (1) President and shall have one (1) Auditor as officers.

(2)The Executive Directors are comprised of Standing Directors and Outside Directors, and there shall be not less than three (3) Outside Directors which constitute more than half the total number of the Executive Directors.

Article 26. (Duties of Officers)

(1) The President shall represent the KDB and be in charge of the general affairs of the KDB.

(2) The Standing Directors shall assist the President, and their scope of duties shall be determined by the Board of Directors.

(3) In case of the inability of the President to perform his/her duties due to unavoidable reasons, the Chief Vice President shall perform the powers and duties of the President in accordance with Paragraph (3) of Article 27; and, in case both of the President and the Chief Vice President are unable to perform their duties due to unavoidable reasons, the Vice-president, in accordance with Paragraph (3) of Article 27, shall perform their powers and duties, in accordance by the priority determined by the Board of Directors in advance.

(4) The Auditor shall audit and examine the operations and accounting of the KDB, and shall submit his opinions thereon to the Board of Directors and shall approve the appointment of an external auditor.

Article 27. (Appointment of the President, Etc.)

(1) The Executive Directors including the President and the Auditor shall be appointed by the General Meeting of Shareholders.

(2) The Outside Directors shall be appointed by the General Meeting of Shareholders subject to the commission of the Outside Director Nomination Committee, and matters concerning to the commission of Outside Directors candidates shall be in accordance with the relevant statutes and the Board of Directors.

(3) One (1) Chief Vice President and Several Vice Presidents may be appointed from among the Standing Directors, by the commission of the President after the resolution of the Board of Directors.

(4) The KDB may have Execution Vice President(s), who is not an Executive Director, to assist the President’s operation, appointed by the President with the consent of the Board of Directors.

(5) The Board of Directors determines the detailed regulations such as the number, operational tasks, etc. of the Executive Vice President(s).

Article 28. (Qualifications of Outside Directors)

Outside Directors shall be any of the following persons who possess specialized knowledge in the relevant areas of finance, economy, business management, law, accounting, media, etc., professional practical experience, and renowned reputation in the community.

1. A professional manager or executive officer (a qualified person who is or used to be an executive officer or of a higher rank in a Stock Exchange or KOSDAQ listed corporation, or treated as the same);

2. A professor (or a higher rank) who is or used to be in authorized accredited colleges, or treated as the same;

3. A lawyer or CPA (Certified Public Accountant) with at least five (5)-year work experience;

4. A person who has served in finance related institutions with at least ten (10)-year work experience;

5. A person who is recognized by the Board of Directors as equivalent to Subparagraphs 1 through 4.

Article 29. (Term of Offices)

(1) The term of office of the President, the Standing Directors and the Auditor shall be three (3) years each, and the Outside Directors one (1) year; provided that, each of them may be eligible for reappointment.

(2) In case of a vacancy occurring in the offices of the President, the Executive Directors and the Auditor, a new officer shall be appointed to fill the vacancy; provided, however, that he/she may not be appointed when it does not lack any number prescribed in the relevant statutes and subordinate statutes, and the Articles of Incorporation, and the business operations of the KDB is not stymied.

(3) The term of office of the officers appointed under Paragraph (2), if otherwise determined by the General Meeting of Shareholders, shall be calculated from the date of their appointment.

(4) The Executive Director’s term of office who concurrently takes office of the Representative of Director of the parent company shall be equivalent to term of office of the parent company; provided, however, that it shall be limited to the case where the Representative of Director’s term of office of the parent company expires prior to the Executive Directors’ term of office of the KDB.

Article 30. (Duties of Executive Directors, Etc.)

(1) The Executive Directors shall perform their duties faithfully for the benefit of the KDB in accordance with statutes and the Articles of Incorporation of the KDB.

(2) The Executive Directors shall not disclose the business secret of the KDB obtained in the course of performing his/her duties, not only while in the office but also after the retirement.

(3) Where the Executive Directors discover or become aware of facts which may cause material damages to the KDB, he/she shall immediately report it to the Auditor.

(4) The Executive Directors shall be held civilly and criminally liable where the Executive Directors have caused damages to the KDB or a third party in violation of his duties as the Executive Director.

Article 31. (Remuneration for Officers, Etc.)

The remuneration scale for officers shall be determined by the General Meeting of Shareholders, the payment of retirement allowances shall be paid in accordance with the Rule of Retirement Allowance of Officers, which shall be resolved by the General Meeting of Shareholders.

Article 32. (Status of Officers)

The officers of the KDB shall be regarded as public officials in applying the penalties prescribed in the Criminal Code or other relevant laws.

Article 33. (Proxy)

The President may appoint a proxy or proxies from among the employees of the KDB who shall be delegated with full or partial power to act for him in connection with the operations of the KDB in all judicial and extrajudicial matters.

Article 34. (Composition and Power of Board of Directors)

(1) The Board of Directors shall consist of Executive Directors, and the President shall be the Chairman of the Board of Directors (hereinafter referred to as the “Chairman”).

(2) The Board of Directors shall resolve important matters relating to the operations of the KDB; provided, however, that among the Board of Directors’ powers prescribed in the Commercial Act, power to establish, relocate, or close branches shall be delegated to the President.

(3) The Board of Directors shall establish Business Management Council to decide on the matters delegated from, and any matters concerning the organization and the operation of the Business Management Council shall be determined by the Board of Directors.

Article 35. (Convene Meeting of Board of Directors)

(1) The Chairman shall convene the Meetings of the Board of Directors; provided, however, that the Chairman may delegate such power to other Executive Directors.

(2) The Meetings of the Board of Directors shall be Ordinary Meetings and Special Meetings and the Ordinary Meeting of the Board of Directors shall be convened at least once per fiscal quarter. The President shall report results of business performance to the Board of Directors.

(3) The Meeting of the Board of Directors shall be convened by giving notice to each Executive Director at least five (5) days prior to the scheduled date of such Meeting; provided, however, that the said notice period may be shortened in urgent cases and the said procedures may be omitted with the consent thereon of all the Executive Directors and the Auditor.

(4) Other matters regarding the convening or operations of the Meetings of the Board of Directors, etc. shall be determined in accordance with the adopted regulations of the Board of Directors.

Article 36. (Method of Resolution of Board of Directors)

(1) The quorum for the Board of Directors shall be the presence of at least more than one half (1/2) of the Executive Directors, and all resolutions of the Board of Directors shall require the votes of a majority of the Executive Directors in attendance.

(2) The Board of Directors may allow all or any of Executive Directors to participate in the Meeting of the Board of Directors by telecommunication means through which they may transmit and receive visual images and voices at the same time without attending a meeting of the Board of Directors in person. In such case, the concerned Executive Director(s) shall be deemed to have attended the meeting of the Board of Directors in person.

(3) Any Executive Director who has an interest in the matters to be resolved at the meeting of the Board of Directors shall not be entitled to vote at such Meeting.

Article 37. (Auditor)

(1) The Auditor may attend the Board of Directors and express his opinions thereon.

(2) When the Auditor deems that any Executive Director acts or is likely to act in violation of statutes or the Articles of Incorporation of the KDB, the Auditor shall report it to the Board of Directors.

Article 38. (Minutes)

Regarding the conference of the Board of Directors, the agenda, proceedings, resolutions, dissenting director (if any) and his/her reasons for dissenting of a Board meeting shall be recorded in the minutes on which the names and seals/signatures of the Executive Directors and the Auditor present at the meeting shall be affixed or signed by them.

Article 39. (Committees)

(1) The KDB may establish the following Committees within the Board of Directors:

1. Board Operating Committee;

2. Risk Management Committee;

3. Outside Director Nominating Committee; and

4. Other committees separately established by the Board of Directors.

(2) Detailed matters regarding the composition, power, operation, etc. of each committee shall be determined by the resolution of the Board of Directors.

(3) Paragraph (3) of Articles 35, Articles 36 and 38 shall apply mutatis mutandis with respect to the committees.

Chapter V. Operations

Article 40. (Operations)

In order to accomplish the purpose stated in Article 2, the KDB engages in the following operations:

1. To grant loans or discount notes;

2. To subscribe to securities, to underwrite securities and/or to invest in securities under Article 4 of the Financial Investment Services and Capital Markets Act (hereinafter collectively referred to as the “Securities”); provided, however, that the underwriting of the shares shall not exceed twice the sum of the paid-in capital of the KDB and the reserve under Paragraph (1) of Article 62;

3. To guarantee or assume indebtedness;

4. To acquire the necessary funds for the operations provided for in Subparagraphs 1 through 3 by the following methods:

a. Receiving deposits and installment deposits;

b. Issuing Industrial Finance Bonds, other Securities and debt instruments;

c. Borrowing from the Government, the Bank of Korea, any other financial institutions, etc.; provided, however, that the KDB’s obligations to the Government are subordinated to other indebtedness incurred by the KDB in conducting its operations; and

d. Borrowing foreign capital;

5. To transact domestic and foreign exchange business;

6. To provide services including review and plan, research, analysis, assessment, guidance, consultation and so forth regarding economical and technical feasibility of the specific projects to be performed that are entrusted by the Government, public organizations, financial institutions or other enterprises;

7. To carry out other activities incidental to the activities stated in Subparagraphs 1 through 6 subject to an approval of the Financial Services Commission; and

8. To carry out activities, other than those stated in Subparagraphs 1 through 7, necessary to accomplish the purpose under Article 2 subject to an approval of the Financial Services Commission.

Article 41. (Guaranty of Foreign Currency Debt)

The KDB may be guaranteed by the Government or any Government-contributed juristic persons on the repayment of the principal and interest of the foreign currency debt, in accordance with the provisions of the Korea Development Bank Act.

Article 42. (Long-Term Finance based on Governmental Funds)

Long-term loans of no less than one year’s maturity using Governmental special funds shall be extended and administered exclusively by the KDB.

Article 43. (Operating Manuals)

The KDB shall prepare the Operating Manuals which prescribes the methods of loans, investments and/or guarantees in accordance with Article 40 and shall obtain an approval from the Financial Services Commission. Any revision of the Operating Manuals shall be subject to the same approval.

Article 44. (Use of Unemployed Funds)

The KDB may use the funds remaining unemployed in the business operations in the following manners to the extent it does not stymie the business operations of the KDB prescribed in Article 40:

1. Call loan;

2. Placing funds on deposit in the Bank of Korea;

3. Placing funds on deposit in the financial institutions and purchasing financial products;

4. Short term lending to the financial institutions;

5. Holding of securities; and

6. Other method of usages necessary determined by the resolution of the Board of Directors.

Chapter VI. Industrial Finance Bonds

Article 45. (Issuance of Bonds)

(1) The KDB may issue Industrial Finance Bonds (hereinafter referred to as the “Bonds”) to raise funds necessary to carry out operations such as loan and payment guaranty, etc., as provided for in Article 40 which are necessary to accomplish the purpose as stated in Article 2.

(2) The aggregate amount of the outstanding balance of the Bonds, plus the outstanding balance of the bonds guaranteed by the KDB, and that of the indebtedness guaranteed or assumed by the KDB, shall not exceed thirty (30) times the amount of the paid-in capital of the KDB and the reserve prescribed in Paragraph (1) of Article 62, provided, however, that the following items shall be excluded in calculating the aforementioned ceiling:

1. The outstanding balance of the Bonds subscribed to by the Government;

2. The outstanding balance of the Bonds on which the Government has guaranteed the payment of principal and interest;

3. The outstanding balance of the indebtedness guaranteed and/or assumed by the KDB on which other financial institutions (including the Export-Import Bank of Korea and the Industrial Bank of Korea), the Korea Credit Guarantee Fund, insurance companies and similar organizations have guaranteed and/or insured the payment;

4. The outstanding balance of the indebtedness guaranteed and/or assumed by the KDB which the Government has guaranteed the payment of; and

5. The outstanding balance of the indebtedness guaranteed and/or assumed by the KDB for the Government or local governments.

(3) The KDB may, when necessary to refund the outstanding Bonds or to discharge obligations arising from the guaranty or assumption of the indebtedness under Subparagraph 3 of Article 40, issue the Bonds temporarily over the ceiling prescribed in Paragraph (2).

(4) When the KDB issues the Bonds in accordance with Paragraph (3), the KDB shall, within one (1) month thereafter, refund the outstanding Bonds and/or discharge the obligations in an amount equal to the aggregate par value of the Bonds issued thereby.

Article 46. (Methods of Issuance)

(1) The Bonds shall be issued by public offering or private placement with qualified investors.

(2) The issuance of Bonds by public offering shall adopt the method of floatation (including the method of competitive bidding) or public sale.

Article 47. (Issuance by Public Sale)

In case that the Bonds are issued by public sale, the sale period and the particulars mentioned in Subparagraphs 1 through 7 of Paragraph (2) of Article 22 of the “Enforcement Decree of the Korea Development Bank Act” shall be publicly noticed.

Article 48. (Method of Issuance)

The Bonds may be issued on a discount or a premium basis.

Article 49. (Change of Bond Holder)

(1) When any person applies for a transfer of the Bond in non-bearer form, he shall present to the KDB an application form executed in such a manner as the KDB directs, signed and sealed by the parties concerned, together with the Bond certificate signed and sealed on the back by the parties concerned.

(2) When any person entitled to the Bonds in non-bearer form as a result of inheritance, bequeathal or auction applies for the registration thereof, he shall present to the KDB an application form executed in such a manner as the KDB directs, signed and sealed by him, together with the Bond certificates signed and sealed on the back by him and with a written evidence of title thereto.

(3) The KDB shall, upon receiving the application under Paragraphs (1) and (2), enter the fact of such application in the Register of the Bonds, and shall return to the applicant the Bond certificates signed and sealed on the back by the President.

Article 50. (Registration of Pledge)

(1) Any person who applies for the registration of a pledge on the Bonds in non-bearer form shall present to the KDB an application form executed in such a manner as the KDB directs, signed and sealed by the parties concerned, with the Bond certificates attached thereto.

(2) The KDB shall, upon receiving the application under Paragraph (1), enter the name and address of the pledgee in the Register of the Bonds, and enter the name of the pledgee in the Bond certificates which shall be signed and sealed by the President, and shall return them to the applicant.

(3) The provisions of Paragraphs (1) and (2) shall apply mutatis mutandis to the registration of the transfer and termination of a pledge.

Article 51. (Registration of Trust)

(1) Any person who applies for the registration of a trust created on the Bonds shall present to the KDB an application form executed in such a manner as the KDB directs, signed and sealed by the trustee, with Bond certificates attached thereto.

(2) The KDB shall, upon receiving the application under Paragraph (1), enter the fact of the trust in the Register of the Bonds and enter a description of the trust and the date in the Bond certificates to which the President shall sign and affix his seal, and return them to the applicant.

(3) The provisions of Paragraphs (1) and (2) shall apply mutatis mutandis to the cancellation of such description.

Article 52. (Defaced Bond Certificates)

(1) Any person who has defaced or destroyed Bond certificates may, upon presentation of the certificates to the KDB with a written statement of the defacement or destruction, and of the class and serial number of the Bonds, request the KDB to deliver substitute Bond certificates.

(2) The KDB shall, upon receiving the application under Paragraph (1), examine the certificates with respect to their authenticity, and, if found to be authentic, the KDB shall issue and deliver new Bond certificates to the applicant.

Article 53. (Loss of Bond Certificates in Non-Bearer Form)

(1) Any person who has lost Bond certificates in non-bearer form may, upon presentation of an application form in which the fact of loss and the class and serial number of the Bonds are specified, request the KDB to give new Bond certificates.

(2) The KDB shall, upon receiving the application under Paragraph (1), serve public notice of such application, at the applicant’s cost, and if no objection is raised thereto and, in addition, the certificates are not discovered within one month thereafter, the KDB shall, upon receiving guaranty in writing signed by two or more guarantors, issue and deliver new Bond certificates to the applicant.

Article 54. (Loss of Bond Certificates in Bearer Form)

When Bond certificates in bearer form have been lost, the KDB shall not issue new Bond certificates unless and until a court of competent jurisdiction has issued a judgment of nullification and a certified transcript of such judgment has been presented to the KDB.

Article 55. (Conversion of Bond)

(1) Any person, who wants to convert the Bonds in bearer form into the Bonds in non-bearer form, shall present an application form executed in such a manner as the KDB directs, signed and sealed thereon, together with Bond certificates.

(2) The KDB shall, upon receiving the application under Paragraph (1), enter the name and address of the applicant in the Register of the Bonds and shall enter the name of the applicant in the Bond certificates on which the President shall sign and affix his seal, and return them to the applicant.

(3) The provisions of Paragraphs (1) and (2) shall apply mutatis mutandis to the conversion of the Bonds in non-bearer form into the Bonds in bearer form.

Article 56. (Fees)

The KDB shall charge the applicant a certain amount of fee for any change of name of the Bond holder in non-bearer form, any entry in the Register of the Bonds of the creation, transfer or termination of a pledge on the Bonds, any registration of the creation or termination of a trust on the Bonds, any conversion of the Bonds in non-bearer form into the Bonds in bearer form, or vice versa; and any issue of substitute Bond certificates in place of lost, defaced or destroyed certificates.

Article 57. (Exceptions to Bonds Issued in Foreign Countries)

The Bonds which are issued in foreign countries may not be subject to the provision of Article 54.

Chapter VII. Accounting

Article 58. (Fiscal Year)

The fiscal year of the KDB shall commence on the first day of January and shall end on the thirty first (31) day of December each year.

Article 59. (Accounting Principles)

The accounting standards for banking industry and the bank-related accounting standards established by the Financial Services Commission shall be applied to the accounting and compilation of financial statement of the KDB; provided, however, that other matters not provided for in these standards are subject to the reference to Statements of Korea Accounting Standards (SKAS).

Article 60. (Budget)

(1) The KDB shall formulate the budget for each fiscal year and submit to the Financial Services Commission before the beginning of a fiscal year.

(2) If the budget has not been established before the beginning of a fiscal year due to a natural disaster or other inevitable circumstances, the KDB may disburse funds in conformity with the budget of the previous year until the budget bill is submitted to the Financial Services Commission. In this case the disbursed funds shall be deemed to have been disbursed according to the budget of this fiscal year.

(3) When the budget under Paragraph (1) is amended during the fiscal year, such amendment shall be reported to the Financial Services Commission in advance.

Article 61. (Settlement of Accounts)

(1) The President shall submit to the Auditor the following documents and business report after the end of each fiscal year and at least six (6) weeks prior to the date set for the Ordinary General Meeting of Shareholders.

1. Balance Sheet;

2. Statement of profit and loss; and

3. Statement of appropriation of retained earnings or statement of disposition of deficit.

(2) The Auditor shall submit to the President an audit report within four (4) weeks from the date on which he receives the documents of Paragraph (1).

(3) The President shall submit the documents prescribed in Paragraph (1) to the Ordinary General Meeting of Shareholders for an approval, and shall submit the business report to the Ordinary General Meeting of Shareholders and report its contents.

(4) The President shall keep the documents prescribed in Paragraph (1) as well as the business report and the audit report at the head office of the KDB for five (5) years from one (1) week prior to the date of the Ordinary General Meeting of Shareholders, and shall keep copies thereof at the branch offices for three (3) years.

(5) The KDB shall, within three (3) months after the end of each fiscal year, submit the documents prescribed in Paragraph (1) and consolidated financial statements in accordance with the form as determined by the Financial Services Commission with an audit opinion from an external auditor to the Financial Services Commission and shall make public notice of the submitted documents via the Internet home page, etc. Provided, however, that with respect to any documents that cannot be publicly noticed within three (3) months due to unavoidable reasons, said public notice may be delayed upon approval by the Financial Services Commission.

Article 62. (Disposal of Profit)

(1) The annual net profit of the KDB, after adequate allowances are made for depreciation in assets, shall be distributed as follows:

1. Forty percent (40%) or more of the net profit shall be credited to the reserve, until the reserve reaches the total amount of the authorized capital; and

2. The net profit remaining after fulfilling Subparagraph 1 shall be distributed by the resolution of the General Meeting of Shareholders after the resolution of the Board of Directors is made.

(2) The reserve prescribed in Paragraph (1) may, after offsetting the losses of the KDB under Article 64, be capitalized.

(3) The dividend prescribed in Subparagraph 2 of Paragraph (1) may be a dividend in cash or a dividend in kind, and when the KDB intends to distribute in the form of dividend in kind, matters concerning the dividend in kind shall be prescribed in by the “Enforcement Decree of the Korea Development Bank Act.”

Article 63. (Distribution of Dividends)

Dividends of the KDB shall be paid to the shareholders or pledgees registered in the KDB’s registry of shareholders as of the last day of each fiscal year.

Article 64. (Offset of Losses)

(1) The annual net losses of the KDB shall be offset each year by the reserve, and if the reserve is not sufficient to offset such losses fully, the KDB shall request the Government to offset the deficit.

(2) The Government’s offsetting of the losses in accordance with Paragraph (1) may be implemented by granting general properties as provided for in Paragraph (3) of Article 6 of the National Property Act notwithstanding the provision of Article 55 of the same Act.

(3) The transfer of the miscellaneous properties in a accordance with Paragraph (2) shall be made subject to the deliberation of the State Council, the approval of President and the consent of the National Assembly in advance; provided, however, that in case it is deemed urgently necessary for the sound operation of the KDB and the stabilization of financial order, the consent from the National Assembly may be obtained ex post facto.

Chapter VIII. Miscellaneous

Article 65. (Ownership, Administration or Utilization of Real and Personal Property)

The KDB may not own, administer or utilize any personal or real property with the exception of such property as the KDB has acquired in the regular course of business or in the course of credit collection and of such other property as is necessary for the conduct of operations.

Addenda

Article 1. (Enforcement Date)

These Articles of Incorporation shall come into force on April 20, 1984.

Article 2.(Transitional Measures Concerning Calculation of Term of Office of Executive)

In case that any officer of the KDB who is in office as at the Enforcement Date of these Articles of Incorporation be appointed as one of the executive officers in accordance with Paragraph (3) of Article 4 of Addenda of the Government-Invested Enterprise Management Act, his term of office shall be calculated within the period during which he has held office under the provisions before such revision properly included.

Addendum

These Articles of Incorporation shall come into force on December 30, 1985.

Addendum

These Articles of Incorporation shall come into force on February 15, 1989.

Addendum

These Articles of Incorporation shall come into force on June 4. 1990.

Addendum

These Articles of Incorporation shall come into force on July 13, 1993.

Addendum

These Articles of Incorporation shall come into force on May 3, 1995.

Addenda

Article 1. (Enforcement Date)

These Articles of Incorporation shall come into force on November 29, 1997.

Article 2. (Application Concerning Budget)

The amended provisions of Article 53 shall apply to the 1998 Budget and thereafter.

Article 3. (Transitional Measures Concerning Officers)

(1) The term of office of the Chairman of the Board of Directors and Executive Directors appointed in accordance with the Government-Invested Enterprise Management Act as at the Enforcement Date of this Act shall be deemed to have been expired simultaneously with the enforcement of these Articles of Incorporation.

(2) The Governor, Deputy Governor, Executive Officers and Auditor each appointed in accordance with the Government- Invested Enterprise Management Act shall be deemed to have been appointed in accordance with Paragraph (2) of Article 3 of Addenda of the Korea Development Bank Act. In this case, the term of office shall be calculated from the date of each appointment according to the Government-Invested Enterprise Management Act.

Addendum

Article 1. (Enforcement Date)

These Articles of Incorporation shall come into force on December 24, 1998.

Addendum

Article 1. (Enforcement Date)

These Articles of Incorporation shall come into force on April 1, 2002.

Addendum

Article 1. (Enforcement Date)

These Articles of Incorporation shall come into force on May 18, 2006.

Addendum

Article 1. (Enforcement Date)

These Articles of Incorporation shall come into force on March 19, 2007.

Addendum

Article 1. (Enforcement Date)

These Articles of Incorporation shall come into force on January 22, 2008.

Addendum

Article 1. (Enforcement Date)

These Articles of Incorporation shall come into force on May 14, 2008.

Addenda

Article 1. (Enforcement Date)

These Articles of Incorporation shall come into force on August 13, 2009.

Article 2. (Interim Measures concerning Class of Share Certificates)

Notwithstanding Paragraph (2) of Article 7, when the KDB initially issues shares under Article 6 of the amended provision and undergoes company division under Paragraph (1) of Article 50 of the “Korea Development Bank Act,” it may issue share certificates of different denomination in accordance with the Board of Directors.

Article 3. (Interim Measures concerning Officers)

(1) Each of the Governor, the Deputy Governor, the Executive Directors, Outside Directors and Auditor of the KDB as of June 1, 2009 appointed under the provisions of the earlier Articles of Incorporation prior to enforcement date of this Articles of Incorporation shall be deemed to be appointed as the President, the Executive Director as the Chief Vice President, the Executive Director as the Vice President, the Outside Director and the Auditor of the KDB under this Articles of Incorporation; provided, that their term of office shall be calculated from the date of their appointment under the provisions of the previous Articles of Incorporation.

(2) Notwithstanding Paragraph (1) of Article 29, the terms of office of the Outside Directors appointed under Paragraph (1) shall be three (3) years.

(3) The amended provision of Paragraph (2) of Article 25 concerning the number of the Outside Directors shall not apply until the expiry date of the Executive Directors’ term under Paragraph (1).

(4) When the Outside Directors are appointed for the first time under this Articles of Incorporation, the latter part of Paragraph (3) of Article 22 of the Banking Act shall not apply.